Exhibit 10.1

SECOND AMENDMENT

TO

MASTER LOAN AGREEMENT

THIS SECOND AMENDMENT TO the Master Loan Agreement (“Amendment Agreement”) shall be effective the 1st day of April 2009 by and between Deere Credit, Inc. (“Deere”) and FCStone Financial, Inc., an Iowa corporation (the “Borrower”).

RECITALS

A. Borrower and Deere entered into a Master Loan Agreement dated as of April 15, 2002, and a First Amendment to Master Loan Agreement dated November 3, 2003, that also govern the Transaction Documents referenced therein.

B. The parties hereto desire to further amend the Master Loan Agreement to eliminate provisions for future advances under the Note(s) or Transaction Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Master Loan Agreement, dated April 15, 2002, or as defined by the Transaction Documents referenced therein, as may be amended, if so defined therein.

2. Amendments to Master Loan Agreement. The parties hereto agree that:

2.1	Section 2. Advance Request shall be amended by adding the following provision at the end of such Section:

“Notwithstanding the foregoing, no additional Advances shall be available to Borrower from Deere under any Note entered into pursuant to this Agreement after March 31, 2009.”

2.2	Section 5. Interest Rate. shall be deleted in its entirety and replaced with the following: “5. Interest Rate. The Loan shall bear interest at the rate specified in the Note(s).”

3. Borrower’s Representations. Borrower hereby represents and warrants that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Event of Default has occurred and is continuing under the Master Loan Agreement or other Transaction Documents.

4. General Provisions.

4.1	The Master Loan Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2

The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy Deere may have under the Master Loan Agreement or other Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents; and the Master Loan Agreement, as expressly modified hereby, and each of the other Transaction Documents, are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Transaction Documents to the “Master Loan Agreement” shall be deemed to be a reference to the Master Loan Agreement as amended by this Second Amendment.

5. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Master Loan Agreement to be executed by their duly authorized officers as of the date shown above.

DEERE CREDIT, INC.		FCSTONE FINANCIAL, INC.

By:	/s/ Michael P. Kuehn	By:	/s/ Michael J. Knobbe

Print Name:	Michael P. Kuehn	Print Name:	Michael J. Knobbe

Title:		Title:	President

Date Signed:	March 31, 2009	Date Signed:	March 31, 2009